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                                                                    Exhibit 32.1

                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Antigenics Inc. (the "Company") for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

         (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                        /s/ Garo H. Armen, Ph.D.
                                                        ------------------------
                                                            Garo H. Armen, Ph.D.
                                            Chairman and Chief Executive Officer

                                                               /s/ Jeff D. Clark
                                                               -----------------
                                                                   Jeff D. Clark
                                                         Chief Financial Officer

Date: August 14, 2003

A signed original of this written statements required by Section 906 has been provided to Antigenics. Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.